Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA • 92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Sarah Huoh, 949-250-5070

Investor Contact: Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES ANNOUNCES CEO SUCCESSION PLAN

IRVINE, Calif., Dec. 8, 2022 – Edwards Lifesciences Corporation (NYSE: EW) today announced that following regular succession planning discussions with the Board of Directors, Edwards’ chairman and CEO, Michael A. Mussallem, who recently turned 70, has informed the Board of his decision to retire as CEO in connection with the company’s Annual Meeting of Stockholders on May 11, 2023.

At the 2023 annual meeting, Mussallem will stand for election as non-executive chairman of Edwards’ Board. He will be succeeded as CEO by Bernard Zovighian, currently corporate vice president and general manager for Edwards’ Transcatheter Mitral and Tricuspid Therapies (TMTT) business. Zovighian will serve as president of Edwards Lifesciences effective Jan. 1 until he becomes CEO in May, working closely with Mussallem, the Board and the Executive Leadership Team on a smooth transition.

“It has been a special honor and privilege to lead our team at Edwards Lifesciences for more than 20 years in their immense contributions to helping and advancing care for millions of patients around the world. I am particularly proud of the ‘patients-first’ culture that is embodied by our employees and the commitment to innovation and excellence that our global teams demonstrate. Our success to date is a testament to our talented executive leadership and passionate global team, and we are well positioned for an even brighter future,” said Mussallem.

As part of the planned CEO succession, Edwards has appointed additional members of the company’s executive leadership team to new roles, effective Jan. 1. Larry Wood, corporate vice president and general manager of Edwards’ Transcatheter Aortic Valve Replacement (TAVR) business, will take on an expanded role. Wood will become corporate vice president and group president, TAVR and Surgical Structural Heart, where he will have responsibility for both businesses. Daveen Chopra, who has served since 2018 as corporate vice president and general manager of Edwards’ Surgical Structural Heart business, will lead TMTT beginning Jan. 1.

Zovighian joined Edwards in 2015 as vice president and general manager of Surgical Structural Heart, which included responsibility for the company’s global valve network. He became corporate vice president of the surgical business and a member of the Edwards Executive Leadership Team in 2016. He then assumed the role of corporate vice president and general manager for TMTT in 2018, establishing a global organization focused on transforming care for patients with mitral and tricuspid disease. During his career, Zovighian has launched breakthrough therapies for patients and developed experience across multiple disciplines and general management, including nearly 20 years at Johnson & Johnson in roles such as regional leadership outside of the United States and worldwide president of one of the company’s divisions.

“I am excited to have the opportunity to partner with our people around the world to build upon Edwards’ patient-focused culture and innovation strategy. Edwards has contributed over the last six decades to the advancement of treatments for structural heart disease and critical care patients, and our robust pipeline of technologies will enable us to help even more patients in the future. I look forward to working closely with the Board, Mike and Edwards’ Executive Leadership Team on a smooth transition and further advancing the great work of our global teams,” said Zovighian.

“Our Board is confident in the Edwards Executive Leadership Team, which has unmatched experience and a commitment to patient-focused medical innovations globally. We have worked cohesively for many years, collaborating on Edwards’ strategy, and I am confident that under Bernard’s experienced and passionate leadership, the company will continue its legacy of patient impact, innovation and growth,” said Mussallem.

About Edwards Lifesciences

Edwards Lifesciences is the global leader of patient-focused innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit Edwards.com and follow us on Facebook, Instagram, LinkedIn, Twitter and YouTube.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements made by Mr. Mussallem and Mr. Zovighian, statements regarding the changes in roles under the succession plan and other statements that are not historical facts. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors as detailed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2022. These filings, along with important safety information about our products, may be found at Edwards.com.

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